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                                                                    EXHIBIT 4.04

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                          REGISTRATION RIGHTS AGREEMENT

                           Dated as of July 10, 2003

                                      among

                   THE HARTFORD FINANCIAL SERVICES GROUP, INC.

                                       and

                         BANC OF AMERICA SECURITIES LLC,

                          WACHOVIA CAPITAL MARKETS, LLC

                                       AND

                         BANC ONE CAPITAL MARKETS, INC.

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                          REGISTRATION RIGHTS AGREEMENT

                  This Registration Rights Agreement (the "AGREEMENT") is made and entered into this 10th day of July, 2003, among The Hartford Financial Services Group, Inc., a Delaware corporation (the "COMPANY"), and Banc of America Securities LLC, Wachovia Capital Markets, LLC and Banc One Capital Markets, Inc. (collectively, the "INITIAL PURCHASERS").

                  This Agreement is made pursuant to the Purchase Agreement dated as of July 7, 2003 among the Company and the Initial Purchasers (the "PURCHASE AGREEMENT"), which provides for the sale by the Company to the Initial Purchasers of an aggregate of $320,000,000 principal amount of the Company's 4.625% Senior Notes due July 15, 2013 (the "SECURITIES"). In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Company has agreed to provide to the Initial Purchasers and their direct and indirect transferees the registration rights set forth in this Agreement. The execution of this Agreement is a condition to the closing under the Purchase Agreement.

                  In consideration of the foregoing, the parties hereto agree as follows:

                  1. Definitions. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

                  "1933 ACT" shall mean the Securities Act of 1933, as amended from time to time.

                  "1934 ACT" shall mean the Securities Exchange Act of l934, as amended from time to time.

                  "ADDITIONAL INTEREST" shall have the meaning set forth in
Section 2.5 hereof.

                  "CLOSING DATE" shall have the meaning set forth in Section 2.1(b) of the Purchase Agreement.

                  "COMPANY" shall have the meaning set forth in the preamble and shall also include the Company's successors.

                  "DEPOSITARY" shall mean The Depository Trust Company, or any other depositary appointed by the Company, provided that such depositary must have an address in the Borough of Manhattan, in the City of New York.

                  "EFFECTIVENESS PERIOD" shall have the meaning set forth in
Section 2.2(b) hereof.

                  "EVENT DATE" shall have the meaning set forth in Section 2.5 hereof.

                  "EXCHANGE OFFER" shall mean the exchange offer by the Company of Exchange Securities for Registrable Securities pursuant to Section 2.1 hereof.

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                  "EXCHANGE OFFER REGISTRATION" shall mean a registration under the 1933 Act effected pursuant to Section 2.1 hereof.

                  "EXCHANGE OFFER REGISTRATION STATEMENT" shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form), and all amendments and supplements to such registration statement, including the Prospectus contained therein, all exhibits thereto and all documents incorporated by reference therein.

                  "EXCHANGE PERIOD" shall have the meaning set forth in Section 2.1(b) hereof.

                  "EXCHANGE SECURITIES" shall mean the 4.625% Senior Notes due July 15, 2013, issued by the Company under the Indenture containing terms identical to the Securities in all material respects (except for references to certain interest rate provisions, restrictions on transfers and restrictive legends), to be offered to Holders of Securities in exchange for Registrable Securities pursuant to the Exchange Offer.

                  "HOLDER" shall mean an Initial Purchaser, for so long as it owns any Registrable Securities, and each of its successors, assigns and direct and indirect transferees who become registered owners of Registrable Securities under the Indenture and each Participating Broker-Dealer that holds Exchange Securities for so long as such Participating Broker-Dealer is required to deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of such Exchange Securities.

                  "INDENTURE" shall mean the Indenture relating to the Securities dated as of October 20, 1995, as supplemented by Supplemental Indenture No. 1 dated as of December 27, 2000 and Supplemental Indenture No. 4 dated as of July 10, 2003, each between the Company and JPMorgan Chase Bank, as trustee, as the same may be amended, further supplemented, waived or otherwise modified from time to time in accordance with the terms thereof.

                  "INITIAL PURCHASER" or "INITIAL PURCHASERS" shall have the meaning set forth in the preamble.

                  "MAJORITY HOLDERS" shall mean the Holders of a majority of the aggregate principal amount of Outstanding (as defined in the Indenture) Registrable Securities; provided that whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or any affiliate of the Company shall be disregarded in determining whether such consent or approval was given by the Holders of such required percentage amount.

                  "NASD" shall mean the National Association of Securities Dealers, Inc.

                  "PARTICIPATING BROKER-DEALER" shall mean any of Banc of America Securities LLC, Wachovia Capital Markets, LLC and Banc One Capital Markets, Inc. and any other broker-dealer which makes a market in the Securities and exchanges Registrable Securities in the Exchange Offer for Exchange Securities.

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                  "PERSON" shall mean an individual, partnership (general or limited), corporation, limited liability company, trust or unincorporated organization, or a government or agency or political subdivision thereof.

                  "PROSPECTUS" shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including any such prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to a prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

                  "PURCHASE AGREEMENT" shall have the meaning set forth in the preamble.

                  "REGISTRABLE SECURITIES" shall mean the Securities; provided that Securities shall cease to be Registrable Securities when (i) a Registration Statement with respect to such Securities shall have been declared effective under the 1933 Act and such Securities shall have been exchanged or disposed of pursuant to such Registration Statement, (ii) such Securities have been sold to the public pursuant to Rule l44 (or any similar provision then in force, but not Rule 144A) under the 1933 Act, or are eligible for sale pursuant to 144(k),
(iii) such Securities shall have ceased to be outstanding or (iv) the Exchange Offer is consummated (except in the case of Securities purchased from the Company and continued to be held by the Initial Purchasers).

                  "REGISTRATION DEFAULT" shall have the meaning set forth in
Section 2.5 hereof.

                  "REGISTRATION EXPENSES" shall mean any and all expenses incident to performance of or compliance by the Company with this Agreement, including without limitation: (i) all SEC, stock exchange or the NASD registration and filing fees, including, if applicable, the fees and expenses of any "qualified independent underwriter" (and its counsel) that is required to be retained by any holder of Registrable Securities in accordance with the rules and regulations of the NASD, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws and compliance with the rules of the NASD (including reasonable fees and disbursements of one counsel for any underwriters or Holders in connection with blue sky qualification of any of the Exchange Securities or Registrable Securities and any filings with the
NASD), (iii) all expenses of any Persons other than lawyers, which are limited to one counsel, in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees, (v) the fees and disbursements of counsel for the Company and of the independent public accountants of the Company, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, (vi) the fees and expenses of the Trustee, and any escrow agent or custodian, (vii) the reasonable fees and expenses of the Initial Purchasers in connection with the Exchange Offer, including the reasonable fees and expenses of one counsel to the Initial Purchasers in connection therewith, (viii) the reasonable fees and disbursements of one counsel, which shall be Davis Polk &

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Wardwell (or such other firm as may be appointed by the Majority Holders pursuant to this Agreement), special counsel representing the Holders of Registrable Securities and (ix) any fees and disbursements of the underwriters customarily required to be paid by issuers or sellers of securities and the fees and expenses of any special experts retained by the Company in connection with any Registration Statement, but excluding underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder.

                  "REGISTRATION STATEMENT" shall mean any registration statement of the Company which covers any of the Exchange Securities or Registrable Securities pursuant to the provisions of this Agreement, and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

                  "SEC" shall mean the Securities and Exchange Commission or any successor agency or government body performing the functions currently performed by the United States Securities and Exchange Commission.

                  "SECURITIES" shall have the meaning set forth in the preamble.

                  "SHELF REGISTRATION" shall mean a registration effected pursuant to Section 2.2 hereof.

                  "SHELF REGISTRATION STATEMENT" shall mean a "shelf" registration statement of the Company pursuant to the provisions of Section 2.2 hereof which covers all of the Registrable Securities on an appropriate form under Rule 415 under the 1933 Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

                  "SUSPENSION PERIOD" shall have the meaning set forth in
Section 2.2(b) hereof.

                  "TIA" shall have the meaning set forth in Section 2.1(f) hereof.

                  "TRUSTEE" shall mean the trustee with respect to the Securities under the Indenture.

                  "UNDERWRITER" shall have the meaning set forth in Section 4(a) hereof.

                  2.       Registration under the 1933 Act.

                  2.1 Exchange Offer. The Company shall, for the benefit of the Holders, (A) use its reasonable best efforts to prepare and, not later than 120 days following the Closing Date, file with the SEC an Exchange Offer Registration Statement on an appropriate form under the 1933 Act with respect to a proposed Exchange Offer and the issuance and delivery to the Holders, in exchange for the Registrable Securities, of a like principal amount of Exchange

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Securities, (B) use its reasonable best efforts to cause the Exchange Offer
Registration Statement to be declared effective under the 1933 Act within 210 days of the Closing Date, (C) use its reasonable best efforts to keep the Exchange Offer Registration Statement effective until the closing of the Exchange Offer and (D) use its reasonable best efforts to cause the Exchange Offer to be consummated not later than 240 days following the Closing Date. The Exchange Securities will be issued under the Indenture. Upon the effectiveness of the Exchange Offer Registration Statement, the Company shall use its reasonable best efforts to promptly commence the Exchange Offer, it being the objective of such Exchange Offer to enable each Holder eligible and electing to exchange Registrable Securities for Exchange Securities (assuming that such Holder (a) is not an affiliate of the Company within the meaning of Rule 405 under the 1933 Act, (b) is not a broker-dealer tendering Registrable Securities acquired directly from the Company for its own account, (c) acquired the Exchange Securities in the ordinary course of such Holder's business and (d) has no arrangements or understandings with any Person to participate in the Exchange Offer for the purpose of distributing the Exchange Securities) to transfer such Exchange Securities from and after their receipt without any limitations or restrictions under the 1933 Act and under state securities or blue sky laws.

         In connection with the Exchange Offer, the Company shall:

                  (a) mail to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

                  (b) use reasonable best efforts to keep the Exchange Offer open for acceptance for a period of not less than 20 business days after the date notice thereof is mailed to the Holders (or longer if required by applicable law) (such period referred to herein as the "EXCHANGE PERIOD");

                  (c) utilize the services of the Depositary for the Exchange Offer;

                  (d) permit Holders to withdraw tendered Registrable Securities at any time prior to 5:00 p.m. (Eastern Time), on the last business day of the Exchange Period, by sending to the institution specified in the Exchange Offer Registration Statement, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Securities delivered for exchange, and a statement that such Holder is withdrawing such Holder's election to have such Securities exchanged;

                  (e) notify each Holder that any Registrable Security not tendered, or tendered and subsequently withdrawn, will remain outstanding and continue to accrue interest, but will not retain any rights under this Agreement or accrue Additional Interest (except in the case of the Initial Purchasers and Participating Broker-Dealers as provided herein); and

                  (f) otherwise comply in all material respects with all applicable laws relating to the Exchange Offer.

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                  The Exchange Securities shall be issued under the Indenture which, in either case, has been qualified under the Trust Indenture Act of 1939, as amended (the "TIA"), or is exempt from such qualification and shall provide that the Exchange Securities shall not be subject to the transfer restrictions imposed on Registrable Securities bearing the Restrictive Legend (as defined in the Indenture). The Indenture shall provide that the Securities and any Exchange Securities issued in exchange therefor shall vote and consent together on all matters as one class and shall be treated as one series of debt securities under the Indenture.

                  As soon as reasonably practicable after the close of the Exchange Offer, the Company shall:

                           (i)      accept for exchange all Registrable
                  Securities duly tendered and not validly withdrawn pursuant to the Exchange Offer in accordance with the terms of the Exchange Offer Registration Statement and the letter of transmittal which shall be an exhibit thereto;

                           (ii) deliver to the Trustee for cancellation all Registrable Securities so accepted for exchange; and

                           (iii) cause the Trustee promptly to authenticate and deliver Exchange Securities to each Holder of Registrable Securities so accepted for exchange in a principal amount equal to the principal amount of the Registrable Securities of such Holder so accepted for exchange.

                  Interest on each Exchange Security will accrue from the last date on which interest was paid on the Registrable Securities surrendered in exchange therefor (unless issued after a record date for an interest payment and prior to the related interest payment date, in which case interest shall accrue from such interest payment date) or, if no interest has been paid on the Registrable Securities, from the date of original issuance of the series of Registrable Securities surrendered in exchange for the Exchange Security. The Exchange Offer shall not be subject to any conditions, other than (i) that the Exchange Offer or the making of any exchange by a Holder, does not violate applicable law or any applicable interpretation of the staff of the SEC, (ii) the due tendering of Registrable Securities in accordance with the Exchange Offer, (iii) that each Holder of Registrable Securities exchanged in the Exchange Offer shall have represented that (1) all Exchange Securities to be received by it shall be acquired in the ordinary course of its business, (2) it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the 1933 Act) of the Exchange Securities and is not engaged in, and does not intend to engage in, any such distribution, (3) it is not an affiliate (as defined Rule 405 under the 1933 Act) of the Company, or if it is such affiliate, it will comply with the registration and prospectus delivery requirements of the 1933 Act to the extent applicable, (4) it is not a broker-dealer tendering Registrable Securities acquired directly from the Company for its own account, and shall have made such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to render the use of Form S-4 or other appropriate form under the 1933 Act available and (iv) that no action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in the Company's judgment,

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would reasonably be expected to impair the ability of the Company to proceed with the Exchange Offer. The Company shall inform the Initial Purchasers of the names and addresses of the Holders to whom the Exchange Offer is made, and the Initial Purchasers shall have the right to contact such Holders and otherwise facilitate the tender of Registrable Securities in the Exchange Offer.

                  2.2 Shelf Registration. (i) If, because of any changes in law, SEC rules or regulations or applicable interpretations thereof by the staff of the SEC, the Company is not permitted to effect the Exchange Offer as contemplated by Section 2.1 hereof, (ii) if for any other reason the Exchange Offer Registration Statement is not declared effective within 210 days following the original issue of the Registrable Securities or the Exchange Offer is not consummated within 240 days after the original issue of the Registrable Securities, (iii) upon the request of any of the Initial Purchasers with respect to Securities not eligible to be exchanged for Exchange Securities and held by it following consummation of the Exchange Offer (provided that such request is made before the date that is 90 days after consummation of the Exchange Offer) or (iv) if a Holder (other than an Initial Purchaser) is prohibited by law or SEC policy to participate in the Exchange Offer, then in case of each of clauses
(i) through (iv) the Company shall:

                           (a)      Use its reasonable best efforts to file with
the SEC, and thereafter shall use its reasonable best efforts to cause to be declared effective as promptly as practicable but no later than the later of 300 days after the issue date of the Registrable Securities or 60 days after the date that such filing obligation arises, a Shelf Registration Statement relating to the offer and sale of the Registrable Securities by the Holders from time to time in accordance with the methods of distribution elected by the Majority Holders participating in the Shelf Registration and set forth in such Shelf Registration Statement.

                           (b)      Use its reasonable best efforts to keep the
Shelf Registration Statement continuously effective in order to permit the Prospectus forming part thereof to be usable by Holders for a period of two years (one year in the case of a Shelf Registration Statement requested by an Initial Purchaser) from the date the Shelf Registration Statement is declared effective by the SEC, or for such shorter period that will terminate when all Registrable Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement or cease to be outstanding or otherwise to be Registrable Securities (the "EFFECTIVENESS PERIOD"); provided that the Effectiveness Period in respect of the Shelf Registration Statement shall be extended to the extent required to permit dealers to comply with the applicable prospectus delivery requirements of Rule 174 under the 1933 Act and as otherwise provided herein.

                  Notwithstanding the foregoing, the Company may suspend the effectiveness of the Shelf Registration Statement by written notice to the Holders for a period not to exceed an aggregate of 45 days in any 90-day period (each such period, a "SUSPENSION PERIOD") if:

                           (x) an event occurs and is continuing as a result of which the Shelf Registration Statement would, in the Company's reasonable judgment, contain

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                  an untrue statement of a material fact or omit to state a
                  material fact required to be stated therein or necessary to make the statements therein not misleading; and

                           (y) the Company reasonably determines that the disclosure of such event at such time would have a material adverse effect on the business of the Company and its subsidiaries, taken as a whole;

provided that Suspension Periods shall not exceed an aggregate of 90 days in any 365-day period and the Effectiveness Period in respect of the Shelf Registration Statement shall be extended by the aggregate number of days in all Suspension Periods.

                           (c)      Notwithstanding any other provisions hereof,
use its reasonable best efforts to ensure that (i) any Shelf Registration Statement and any amendment thereto and any Prospectus forming part thereof and any supplement thereto complies in all material respects with the 1933 Act and the rules and regulations thereunder, (ii) any Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and
(iii) any Prospectus forming part of any Shelf Registration Statement, and any supplement to such Prospectus (as amended or supplemented from time to time), does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading (in any such case, other than with respect to information included therein in reliance upon or in conformity with written information furnished to the Company by any Holder specifically for user therein).

                  The Company shall not permit any securities other than Registrable Securities to be included in the Shelf Registration Statement. The Company further agrees, if necessary, to supplement or amend the Shelf Registration Statement, as required by Section 3(b) hereof, and to furnish to the Holders of Registrable Securities copies of any such supplement or amendment promptly after its being used or filed with the SEC.

                  2.3 Expenses. The Company shall pay all Registration Expenses in connection with the registration pursuant to Section 2.1 or 2.2 hereof. Each Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities pursuant to the Shelf Registration Statement.

                  2.4 Effectiveness. (a) The Company will be deemed not have used its reasonable best efforts to cause the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, to become, or to remain, effective during the requisite period if the Company voluntarily takes any action that would, or omits to take any action which omission would, result in any such Registration Statement not being declared effective or in the Holders of Registrable Securities covered thereby not being able to exchange or offer and sell such Registrable Securities during that period as and to the extent contemplated hereby, unless (1) such action is required by applicable law or (2) such action results from the happening of any event or discovery of any facts which makes any statement made in such

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Registration Statement or the related prospectus untrue in any material respect or which constitutes an omission to state a material fact in such Registration Statement or Prospectus, in each case, subject to the limits regarding the Suspension Period set forth in Section 2.2(b) hereof and so long as the Company promptly complies with the requirements of Section 3(k) hereof to notify Holders to suspend the use of the Prospectus.

                           (b)      An Exchange Offer Registration Statement
pursuant to Section 2.1 hereof or a Shelf Registration Statement pursuant to
Section 2.2 hereof will not be deemed to have become effective unless it has been declared effective by the SEC; provided that if, after it has been declared effective, the offering of Exchange Securities or Registrable Securities pursuant to an Exchange Offer Registration Statement or a Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Registration Statement will be deemed not to have become effective during the period of such interference, until the offering of Registrable Securities pursuant to such Registration Statement may legally resume.

                  2.5 Interest. The Indenture executed in connection with the Securities will provide that in the event that either (a) the Exchange Offer Registration Statement is not filed with the Commission on or prior to the 120th calendar day following the date of original issue of the Securities, (b) the Exchange Offer Registration Statement has not been declared effective on or prior to the 210th calendar day following the date of original issue of the Securities or (c) (1) the Exchange Offer is not consummated on or prior to the 240th calendar day following the date of the original issue of the securities or
(2) a Shelf Registration Statement is not declared effective, on or prior to the later of the 300th calendar day following the date of original issue of the Securities or the 60th calendar day after the date that an obligation to file a Shelf Registration Statement arises (each such event referred to in clauses (a) through (c) above and the event giving rise to the payment of Additional Interest in the next succeeding paragraph, a "REGISTRATION DEFAULT"), the interest rate borne by the Securities shall be increased ("ADDITIONAL INTEREST") by 0.25% per annum upon the occurrence of each Registration Default, which rate will increase by 0.25% each 90-day period that such Additional Interest continues to accrue under any such circumstance, provided that the maximum aggregate increase in the interest rate will in no event exceed 0.50% per annum. Following the cure of all Registration Defaults the accrual of Additional Interest will cease and the interest rate will revert to the original rate.

                  If the Shelf Registration Statement is unusable by the Holders for any reason, other than a Suspension Period, then the interest rate borne by the Securities will be increased by 0.25% per annum for the first 90 days that such Shelf Registration Statement ceases to be usable, which rate shall be increased by an additional 0.25% per annum at the beginning of each subsequent 90 days, provided that the maximum aggregate increase in the interest rate will in no event exceed 0.50% per annum. Any amounts payable under this paragraph shall also be deemed "ADDITIONAL INTEREST" for purposes of this Agreement and the event giving rise to the payment of Additional Interest under this paragraph shall constitute an additional Registration Default for purposes of this Agreement. Upon the Shelf Registration Statement once again becoming usable, the interest rate borne by the Securities will be reduced to the original interest rate if the Company is otherwise in compliance with this Agreement at such time. Additional

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Interest shall be computed based on the actual number of days elapsed in each
90-day period in which the Shelf Registration Statement is unusable.

                  Anything herein to the contrary notwithstanding, any Holder who was, at the time the Exchange offer was pending and consummated, eligible to exchange, and did not validly tender or withdrew, its Securities for Exchange Securities in the Exchange Offer will not be entitled to receive any Additional Interest. For purposes of clarity, it is hereby acknowledged and agreed that, under current interpretations of law by the SEC, Initial Purchasers holding unsold allotments of Securities acquired from the Company pursuant to the Purchase Agreement are not eligible to participate in the Exchange Offer.

                  The Company shall notify the Trustee within three business days after each and every date on which an event occurs in respect of which Additional Interest is required to be paid (an "EVENT DATE"). Additional Interest shall be paid by depositing with the Trustee, in trust, for the benefit of the Holders of Registrable Securities, on or before the applicable semiannual interest payment date, immediately available funds in sums sufficient to pay the Additional Interest then due. The Additional Interest due shall be payable on each interest payment date to the record Holder of Securities entitled to receive the interest payment to be paid on such date as set forth in the Indenture. Each obligation to pay Additional Interest shall be deemed to accrue from and including the day following the applicable Event Date.

                  3. Registration Procedures. In connection with the obligations of the Company with respect to Registration Statements pursuant to Sections 2.1 and 2.2 hereof, the Company shall use its reasonable best efforts to:

                           (a)      prepare and file with the SEC a Registration
Statement, within the relevant time period specified in Section 2 hereof, on the appropriate form under the 1933 Act, which form (i) shall be selected by the Company, (ii) shall, in the case of a Shelf Registration, be available for the sale of the Registrable Securities by the selling Holders thereof, (iii) shall comply as to form in all material respects with the requirements of the applicable form and include or incorporate by reference all financial statements required by the SEC to be filed therewith or incorporated by reference therein, and (iv) shall comply in all material respects with the requirements of Regulation S-T under the 1933 Act, and cause such Registration Statement to become effective and remain effective in accordance with Section 2 hereof;

                           (b)      prepare and file with the SEC such
amendments and post-effective amendments to each Registration Statement as may be necessary under applicable law to keep such Registration Statement effective for the applicable period; and cause each Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provision then in force) under the 1933 Act and comply in all material respects with the provisions of the 1933 Act, the 1934 Act and the rules and regulations thereunder applicable to them with respect to the disposition of all securities covered by each Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the selling Holders thereof (including sales by any Participating Broker-Dealer);

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                           (c)      in the case of a Shelf Registration, (i)
notify each Holder of Registrable Securities, at least five business days prior to filing, that a Shelf Registration Statement with respect to the Registrable Securities is being filed and advising such Holders that the distribution of Registrable Securities will be made in accordance with the method selected by the Majority Holders participating in the Shelf Registration; (ii) furnish to each Holder of Registrable Securities and to each underwriter of an underwritten offering of Registrable Securities, if any, without charge, as many copies of each Prospectus, including each preliminary prospectus, and any amendment or supplement thereto and such other documents as such Holder or underwriter may reasonably request, including financial statements and schedules and, if the Holder so requests, all exhibits in order to facilitate the public sale or other disposition of the Registrable Securities; and (iii) hereby consent to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Securities in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto;

                           (d)      register or qualify the Registrable
Securities under all applicable state securities or "blue sky" laws of such jurisdictions as any Holder of Registrable Securities covered by a Registration Statement and each underwriter of an underwritten offering of Registrable Securities shall reasonably request by the time the applicable Registration Statement is declared effective by the SEC, and do any and all other acts and things which may be reasonably necessary or advisable to enable each such Holder and underwriter to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Holder; provided, that the Company shall not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), or (ii) take any action which would subject it to general service of process or taxation in any such jurisdiction where it is not then so subject;

                           (e)      notify promptly each Holder of Registrable
Securities under a Shelf Registration or any Participating Broker-Dealer who has notified the Company that it is utilizing the Exchange Offer Registration Statement as provided in paragraph (f) below and, if requested by such Holder or Participating Broker-Dealer, confirm such advice in writing promptly (i) when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of any request by the SEC or any state securities authority for post-effective amendments and supplements to a Registration Statement and Prospectus or for additional information after the Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) of the happening of any event or the discovery of any facts during the period a Shelf Registration Statement is effective which makes any statement made in such Registration Statement or the related Prospectus untrue in any material respect or which requires the making of any changes in such Registration Statement or Prospectus in order to make the statements therein not misleading, (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities or the Exchange Securities, as the case may be, for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (vi) of any determination by the Company that a post-effective amendment to such Registration Statement would be appropriate;

                           (f)      (A) in the case of the Exchange Offer
Registration Statement (i) include in the Exchange Offer Registration Statement a section entitled "Plan of Distribution" which section shall be reasonably acceptable to Banc of America Securities LLC, on behalf of the Participating Broker-Dealers, and which shall contain a summary statement of the positions taken or policies made by the staff of the SEC with respect to the potential "underwriter" status of any broker-dealer that holds Registrable Securities acquired for its own account as a result of market-making activities or other trading activities and that will be the beneficial owner (as defined in Rule 13d-3 under the 1934 Act) of Exchange Securities to be received by such broker-dealer in the Exchange Offer, whether such positions or policies have been publicly disseminated by the staff of the SEC or such positions or policies, in the reasonable judgment of Banc of America Securities LLC, on behalf of the Participating Broker-Dealers and its counsel, represent the prevailing views of the staff of the SEC, including a statement that any such broker-dealer who receives Exchange Securities for Registrable Securities pursuant to the Exchange Offer may be deemed a statutory underwriter and must deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of such Exchange Securities, (ii) furnish to each Participating Broker-Dealer who has delivered to the Company the notice referred to in Section 3(e) hereof, without charge, as many copies of each Prospectus included in the Exchange Offer Registration Statement, including any preliminary prospectus, and any amendment or supplement thereto, as such Participating Broker-Dealer may reasonably request, (iii) hereby consent to the use of the Prospectus forming part of the Exchange Offer Registration Statement or any amendment or supplement thereto, by any Person subject to the prospectus delivery requirements of the SEC, including all Participating Broker-Dealers, in connection with the sale or transfer of the Exchange Securities covered by the Prospectus or any amendment or supplement thereto, and (iv) include in the transmittal letter or similar documentation to be executed by an exchange offeree in order to participate in the Exchange Offer:

         (x) the following provision: "If the exchange offeree is a broker-dealer holding Registrable Securities acquired for its own account as a result of market-making activities or other trading activities, it will deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of Exchange Securities received in respect of such Registrable Securities pursuant to the Exchange Offer;" and

         (y) a statement to the effect that a broker-dealer by making the acknowledgment described in clause (x) above and by delivering a Prospectus in connection with the exchange of Registrable Securities, the broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the 1933 Act; and

                  (B) in the case of any Exchange Offer Registration Statement, the Company agrees, upon request of the Initial Purchasers, to deliver to the Initial Purchasers on behalf of the Participating Broker-Dealers upon the effectiveness of the Exchange Offer Registration Statement (i) an opinion of counsel or opinions of counsel substantially to the effect of Exhibit A hereto, (ii) officers' certificates substantially in the form customarily delivered in a public offering of debt securities and (iii) a comfort letter or comfort letters in customary form to the extent permitted by Statement on Auditing Standards No. 72 of the American Institute of Certified Public Accountants (or if such a comfort letter is not permitted, an agreed upon procedures letter in customary form) from the Company's independent certified public accountants (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements are, or are required to be, included in the Registration Statement), using reasonable best efforts to ensure that such comfort letter is, or comfort letters are, at least as broad in scope and coverage as the comfort letter delivered to the Initial Purchasers in connection with the initial sale of the Securities to the Initial Purchasers;

                           (g)      (i) in the case of an Exchange Offer,
furnish one counsel for the Initial Purchasers, which shall initially be Davis Polk & Wardwell, and (ii) in the case of a Shelf Registration, furnish one counsel for the Holders of Registrable Securities copies of any comment letters received from the SEC or any other request by the SEC or any state securities authority for amendments or supplements to a Registration Statement and Prospectus or for additional information;

                           (h)      use reasonable best efforts to obtain the
withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment;

                           (i)      in the case of a Shelf Registration, furnish
to each Holder of Registrable Securities, and each underwriter, if any, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto, including financial statements and schedules (without documents incorporated or deemed to be incorporated therein by reference and all exhibits thereto, unless requested if such documents are not available via the SEC EDGAR database);

                           (j)      in the case of a Shelf Registration,
cooperate with the selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations (consistent with the provisions of the Indenture) and registered in such names as the selling Holders or the underwriters, if any, may reasonably request at least three business days prior to the closing of any sale of Registrable Securities;

                           (k)      in the case of a Shelf Registration, subject
to the Company's suspending the effectiveness of a Shelf Registration Statement as provided in 2.2(b) hereof, upon the occurrence of any event or the discovery of any facts, each as contemplated by Sections 3(e)(iv) and 3(e)(v) hereof, use its reasonable best efforts to prepare a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities or Participating Broker-Dealers, such Prospectus will not contain at the time of such delivery any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or will remain so qualified. At such time as such public disclosure is otherwise made or the Company determines that such disclosure is not necessary, in each case to correct any misstatement of a material fact or to include any omitted material fact, the Company agrees promptly to notify each Holder of such determination and to furnish each Holder such number of copies of the Prospectus as amended or supplemented, as such Holder may reasonably request;

                           (l)      in the case of a Shelf Registration, a
reasonable time prior to the filing of any Registration Statement, any Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus, provide copies of such document to the Initial Purchasers on behalf of such Holders; and make representatives of the Company as shall be reasonably requested by the Holders of Registrable Securities, or the Initial Purchasers on behalf of such Holders, available for discussion of such document;

                           (m)      obtain a CUSIP number for all Exchange
Securities or Registrable Securities, as the case may be, not later than the effective date of a Registration Statement, and provide the Trustee with printed certificates for the Exchange Securities, or the Registrable Securities, as the case may be, in a form eligible for deposit with the Depositary;

                           (n)      (i) cause the Indenture to be qualified
under the TIA in connection with the registration of the Exchange Securities or Registrable Securities, as the case may be, (ii) cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA and (iii) execute, and use its best efforts to cause the Trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

                           (o)      in the case of a Shelf Registration, if
requested by the Majority Holders, enter into customary agreements (including an underwriting agreement for not more than one underwritten offering) and take all other customary and appropriate actions in order to expedite or facilitate the disposition of such Registrable Securities and in such connection whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration:

                           (i) make such representations and warranties to the Holders of such Registrable Securities and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in similar underwritten offerings as may be reasonably requested by them;

                           (ii) obtain opinions of counsel to the Company (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and the holders of a majority in principal amount of the Registrable Securities being sold) addressed to each selling Holder and the underwriters, if any, covering the matters customarily covered in opinions requested in sales of securities or underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriters;

                           (iii) obtain "cold comfort" letters (or if a comfort letter is not permitted, an agreed upon procedures letter in customary form) from the Company's independent certified public accountants (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements are, or are required to be, included in the Registration Statement) addressed to the underwriters, if any, and use reasonable efforts to have such letter addressed to the selling Holders of Registrable Securities (to the extent consistent with Statement on Auditing Standards No. 72 of the American Institute of Certified Public Accounts), such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters to underwriters in connection with similar underwritten offerings;

                           (iv) enter into a securities sales agreement with the Holders and an agent of the Holders providing for, among other things, the appointment of such agent for the selling Holders for the purpose of soliciting purchases of Registrable Securities, which agreement shall be in form, substance and scope customary for similar offerings;

                           (v) if an underwriting agreement is entered into, cause the same to set forth indemnification provisions and procedures with respect to the underwriters and all other parties to be indemnified pursuant to such provisions or, at the request of any underwriters, in the form customarily provided to such underwriters in similar types of transactions; and

                           (vi) deliver such documents and certificates as may be reasonably requested and as are customarily delivered in similar offerings to the Holders of a majority in principal amount of the Registrable Securities being sold and the managing underwriters, if any.

The above shall be done (i) at the effectiveness of such Registration Statement (and each post-effective amendment thereto, which, for the avoidance of doubt, does not include the filing of the Company's annual report pursuant to the 1934
Act), but only if there exists at the time of effectiveness an underwriter with respect to the Securities within the meaning of Section 11 of the 1933 Act that is proposing to make a contemporaneous offer of Registrable Securities and (ii) at a maximum of two closings under any underwriting or similar agreement as and to the extent required thereunder. Notwithstanding the foregoing, the Company shall enter into a securities sales agreement pursuant to a request by the Majority Holders under clause (o)(iv) above at the time specified in such request if such agreement does not require the Company to take the actions specified under clauses (o)(i) - (o)(iii) and (o)(vi) above.

                           (p)      in the case of a Shelf Registration or if a
Prospectus is required to be delivered by any Participating Broker-Dealer in the case of an Exchange Offer, make available for inspection by representatives of the Holders of the Registrable Securities, any underwriters participating in any disposition pursuant to a Shelf Registration Statement, any Participating Broker-Dealer and any counsel or accountant retained by any of the foregoing, all financial and other records, pertinent corporate documents and properties of the Company reasonably requested by any such persons, and cause the respective officers, directors, employees, and any other agents of the Company to supply all information reasonably requested by any such representative, underwriter, special counsel or accountant in connection with a Registration Statement, and make such representatives of the Company available for discussion of such documents as shall be reasonably requested by the Initial Purchasers;

                           (q)      (i) in the case of an Exchange Offer
Registration Statement, a reasonable time prior to the filing of any Exchange Offer Registration Statement, any Prospectus forming a part thereof, any amendment to an Exchange Offer Registration Statement or amendment or supplement to such Prospectus, provide copies of such document to the Initial Purchasers and to counsel to the Holders of Registrable Securities and make such changes in any such document prior to the filing thereof as the Initial Purchasers or counsel to the Holders of Registrable Securities may reasonably request and, except as otherwise required by applicable law, not file any such document in a form to which the Initial Purchasers on behalf of the Holders of Registrable Securities and counsel to the Holders of Registrable Securities shall not have previously been advised and furnished a copy of or to which the Initial Purchasers on behalf of the Holders of Registrable Securities or counsel to the Holders of Registrable Securities shall reasonably object, and make the representatives of the Company available for discussion of such documents as shall be reasonably requested by the Initial Purchasers; and

                           (ii) in the case of a Shelf Registration, a reasonable time prior to filing any Shelf Registration Statement, any Prospectus forming a part thereof, any amendment to such Shelf Registration Statement or amendment or supplement to such Prospectus, provide copies of such document to the Holders of Registrable Securities, to the Initial Purchasers, to counsel for the Holders and to the underwriter or underwriters of an underwritten offering of Registrable Securities, if any, make such changes in any such document prior to the filing thereof as the Initial Purchasers, the counsel to the Holders or the underwriter or underwriters reasonably request and not file any such document in a form to which the Majority Holders, the Initial Purchasers on behalf of the Holders of Registrable Securities, counsel for the Holders of Registrable Securities or any underwriter shall not have previously been advised and furnished a copy of or to which the Majority Holders, the Initial Purchasers of behalf of the Holders of Registrable Securities, counsel to the Holders of Registrable Securities or any underwriter shall reasonably object, and make the representatives of the Company available for discussion of such document as shall be reasonably requested by the Holders of Registrable Securities, the Initial Purchasers on behalf of such Holders, counsel for the Holders of Registrable Securities or any underwriter.

                           (r)      in the case of a Shelf Registration, use its
reasonable best efforts to cause the Registrable Securities covered by the Shelf Registration to be rated by the appropriate rating agencies, if so requested by the Majority Holders; or if requested by the underwriter or underwriters of an underwritten offering of Registrable Securities, if any;

                           (s)      otherwise comply in all material respects
with all applicable rules and regulations of the SEC and make available to its security holders, as soon as reasonably practicable, an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 thereunder;

                           (t)      cooperate and assist in any filings required
to be made with the NASD and, in the case of a Shelf Registration, in the performance of any due diligence investigation by any underwriter and its counsel (including any "qualified independent underwriter" that is required to be retained in accordance with the rules and regulations of the NASD); and

                           (u)      upon consummation of the Exchange Offer
obtain a customary opinion of counsel to the Company addressed to the Trustee for the benefit of all Holders of Registrable Securities participating in the Exchange Offer, and which includes an opinion that (i) the Company has duly authorized, executed and delivered the Exchange Securities and the related indenture, and (ii) each of the Exchange Securities and related indenture constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms (with customary exceptions).

                  In the case of a Shelf Registration Statement, the Company may (as a condition to such Holder's participation in the Shelf Registration) require each Holder of Registrable Securities to furnish to the Company such information regarding the Holder and the proposed distribution by such Holder of such Registrable Securities as the Company may from time to time reasonably request in writing.

                  In the case of a Shelf Registration Statement, each Holder agrees that, upon receipt of any notice from the Company of the happening of any event or the discovery of any facts, each of the kind described in Section 3(e)(iv) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to a Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by
Section 3(k) hereof or such holder is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. If so directed by the Company, such Holder will deliver to the Company (at its expense) all copies in such Holder's possession, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.

                  If any of the Registrable Securities covered by any Shelf Registration Statement are to be sold in an underwritten offering, the underwriter or underwriters and manager or managers that will manage such offering will be selected by the Majority Holders of such Registrable Securities included in such offering and shall be acceptable to the Company. No Holder of Registrable Securities may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's Registrable Securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

                  Upon the effectiveness of the Shelf Registration Statement, each Holder shall notify the Company at least three business days prior to any intended distribution of Registrable Securities pursuant to the Shelf Registration Statement. Each Holder agrees to hold any communication by the Company in response to such a notice of sale in confidence.

                  4. Indemnification; Contribution. The Company agrees to indemnify and hold harmless the Initial Purchasers, each Holder and each Participating Broker-Dealer, and their respective partners, directors and officers, and each Person, if any, who controls any Holder within the meaning of
Section 15 of the 1933 Act or Section 20 of the 1934 Act against any losses, claims, damages or liabilities, joint or several, to which such Holder may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Registration Statement pursuant to which Exchange Securities or Registrable Securities were registered under the 1933 Act, any Prospectus, or any amendments or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Holder for any legal or other expenses reasonably incurred by such Holder in connection with investigating or defending any such losses, claims, damages, liabilities or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Holder specifically for use therein.

                           (b)      Each Holder severally, but not jointly,
agrees to indemnify and hold harmless the Company, the Initial Purchasers, and the other selling Holders, and each of their respective directors and officers, and each Person, if any, who controls the Company, the Initial Purchasers, or any other selling Holder within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 4 hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Shelf Registration Statement (or any amendment thereto) or any Prospectus included therein (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use in the Shelf Registration Statement (or any amendment thereto) or such Prospectus (or any amendment or supplement thereto); provided, that no such Holder shall be liable for any claims hereunder in excess of the amount of net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Shelf Registration Statement.

                           (c)      Promptly after receipt by an indemnified
party under this Section 4 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under Section 4(a) or 4(b) above, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under Section 4(a) or 4(b) above. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 4 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

                           (d)      If the indemnification provided for in this
Section 4 is unavailable to or insufficient to hold harmless an indemnified party under Section 4(a) or 4(b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in Section 4(a) or 4(b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Holders and the Initial Purchasers, on the other, from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above, but also the relative fault of the Company, on the one hand, and the Holders and the Initial Purchasers, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any relevant equitable considerations. The relative benefits received by the Company, on one hand, and the Holders and the Initial Purchasers, on the other, shall be deemed to be in the same proportions as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Initial Purchasers. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Holders and the Initial Purchasers, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Holders and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 4(d) were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 4(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 4(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933

Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  Notwithstanding the provisions of this Section 4, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities sold by it were offered exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Initial Purchasers' respective obligations to contribute pursuant to this Section 4 are several in proportion to the principal amount of Securities set forth opposite their respective names in Schedule A to the Purchase Agreement and not joint.

                           (e)      The obligations of the Company under this
Section 4 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of an Initial Purchaser or Holder and to each person, if any, who controls any Initial Purchaser or Holder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act; and the obligations of the Initial Purchasers or Holders under this Section 4 shall be in addition to any liability which the respective Initial Purchasers or Holders may otherwise have and shall extend, upon the same terms and conditions, to each director and officer of the Company and to each person, if any, who controls the Company within the meaning of the Section 15 of the 1933 Act or Section 20 of the 1934 Act.

                  5.       Miscellaneous.

                  5.1 Rule 144 and Rule 144A. For so long as Registrable Securities remain outstanding and the Company is subject to the reporting requirements of Section 13 or 15 of the 1934 Act, the Company shall use its reasonable best efforts to file the reports required to be filed by it under the 1933 Act and Section 13(a) or 15(d) of the 1934 Act and the rules and regulations adopted by the SEC thereunder. If the Company ceases to be so required to file such reports, the Company will, upon the request of any Holder of Registrable Securities (a) make publicly available such information as is necessary to permit sales pursuant to Rule 144 under the 1933 Act, (b) deliver such information to a prospective purchaser as is necessary to permit sales pursuant to Rule 144A under the 1933 Act and it will take such further action as any Holder of Registrable Securities may reasonably request, and (c) take such further action that is reasonable in the circumstances, to the extent required from time to time to enable such Holder to sell its Registrable Securities without registration under the 1933 Act within the limitation of the exemptions provided by (i) Rule 144 under the 1933 Act, as such Rule may be amended from time to time, (ii) Rule 144A under the 1933 Act, as such Rule may be amended from time to time, or (iii) any similar rules or regulations hereafter adopted by the SEC. Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

                  5.2 No Inconsistent Agreements. The Company has not entered into and the Company will not after the date of this Agreement enter into any agreement which is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not and will not for the term of this Agreement in any way conflict with the rights granted to the holders of the Company's other issued and outstanding securities under any such agreements.

                  5.3 Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or departure.

                  5.4 Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery (a) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this Section 5.4, which address initially is the address set forth in the Purchase Agreement with respect to the Initial Purchasers; and (b) if to the Company, initially at the Company's address set forth in the Purchase Agreement, and thereafter at such other address of which notice is given in accordance with the provisions of this Section 5.4.

                  All such notices and communications shall be deemed to have been duly given: (i) at the time delivered by hand, if personally delivered;
(ii) two business days after being deposited in the mail, postage prepaid, if mailed; (iii) when answered back, if telexed; (iv) when receipt is acknowledged by recipient's facsimile machine operator, if telecopied; and (v) on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

                  Copies of all such notices, demands, or other communications shall be concurrently delivered by the person giving the same to the Trustee under the Indenture, at the address specified in such Indenture.

                  5.5 Successor and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such person shall be entitled to receive the benefits hereof.

                  5.6 Third Party Beneficiaries. Each Holder of Registrable Securities shall be a third party beneficiary to the agreements made hereunder between the Company, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights hereunder.

                  5.7 Specific Enforcement. Without limiting the remedies available to the Initial Purchasers and the Holders, the Company acknowledges that any failure by the Company to comply with its obligations under Sections
2.1 through 2.4 hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it would not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Company's obligations under Sections 2.1 through 2.4 hereof.

                  5.8 Restriction on Resales. Until the expiration of two years after the original issuance of the Securities, the Company will not, and will cause any of its "affiliates" (as such term is defined in Rule 144(a)(1) under the 1933 Act) controlled by the Company not to, resell any Securities which are "restricted securities" (as such term is defined under Rule 144(a)(3) under the 1933 Act), whether as beneficial owner or otherwise (except as agent acting as a securities broker on behalf of and for the accounting customers in the ordinary course of business in unsolicited brokers transactions), that have been reacquired by any of them and shall immediately upon any purchase of any such Securities submit such Securities to the Trustee for cancellation.

                  5.9 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  5.10 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  5.11 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

                  5.12 Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                                    THE HARTFORD FINANCIAL
                                                      SERVICES GROUP, INC.

                                                    By: /s/ John N. Giamalis
                                                        ________________________
                                                        Name:  John N. Giamalis
                                                        Title: Senior Vice
                                                               President and
                                                               Treasurer

Confirmed and accepted as of the date first written above.

BANC OF AMERICA SECURITIES LLC

Acting severally on behalf of itself and the several Initial Purchasers named in
Schedule A to the Purchase Agreement

By: Banc of America Securities LLC

By:  /s/ Lily Chang
     _______________________________
     Name:  Lily Chang
     Title: Principal

                                                                       EXHIBIT A

                           FORM OF OPINION OF COUNSEL

         The Exchange Offer Registration Statement and the Prospectus (other than the financial statements, notes or schedules thereto and other financial data and supplemental schedules included or incorporated by reference therein or omitted therefrom and the Form T-1, as to which such counsel need express no opinion), comply as to form in all material respects with the requirements of the 1933 Act and the applicable rules and regulations promulgated under the 1933 Act.

         Nothing has come to our attention that would lead us to believe that the Registration Statement (except for financial statements and schedules and other financial data included therein as to which we make no statement) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except for financial statements and schedules and other financial data included therein, as to which such counsel need make no statement), at the time the Prospectus was issued or at the time any such amended or supplemented Prospectus was issued, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                       A-1